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                                                                    EXHIBIT 16.1



August 31, 2000

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Requisite Technology, Inc.'s statement included under the heading "Change in Independent Accountants" of its Form S-1 dated August 31, 2000, and we agree with the statements concerning our firm contained therein, except that we are not in a position to agree or disagree with Requisite Technology, Inc.'s statement that the change was approved by its board of directors.

Very truly yours,

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP